CORPORATE ACCESS NUMBER: 207712175

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

NORALTA TECHNOLOGIES CORPORATION
CHANGED ITS NAME TO **AQUASOL TECHNOLOGIES INC.** ON 1998/02/23.

REGISTRAR OF CORPORATIONS